Specimen [redacted]

SHARES

PENINSULA HOLDINGS GROUP, LTD.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

CLASS A COMMON STOCK

CUSIP 70713P 10 5

THIS CERTIFIES THAT:

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF $.001 PAR VALUE EACH OF

PENINSULA HOLDINGS GROUP, LTD.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED:

OLDE MONMOUTH STOCK TRANSFER CO., INC.
200 MEMORIAL PARKWAY, ATLANTIC HIGHLANDS, NJ 07716
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

PENINSULA HOLDINGS GROUP, LTD. CORPORATE SEAL 1995 NEVADA

SECRETARY

PRESIDENT